Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 17, 2021, by and among (i) CF Finance Acquisition Corp. III, a Delaware corporation (the “Acquiror”), and (ii) the undersigned parties listed as “Holders” on the signature page hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, on or about the date hereof, Acquiror, Meliora Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Acquiror (“Merger Sub”), and AEye, Inc., a Delaware corporation (together with its successors, the “Company”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Acquiror (the “Merger”), and as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive newly issued shares of Acquiror Class A Common Stock (the “Merger Consideration Shares”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, in connection with the execution of the Merger Agreement, each of the Holders entered into a lock-up agreement with Acquiror and the Company (as amended from time to time in accordance with the terms thereof, a “Lock-Up Agreement”), pursuant to which such Holder agreed not to transfer the Merger Consideration Shares for a certain period of time after the Closing pursuant to the terms of the Lock-Up Agreement; and

WHEREAS, the parties desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of the Merger Consideration Shares received by the Holders under the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

“Acquiror” is defined in the preamble to this Agreement, and shall include Acquiror’s successors by merger, acquisition, reorganization or otherwise.

“Acquiror Common Stock” means shares of Class A common stock, par value $0.0001 per share, of the Acquiror, and Class B common stock, par value $0.0001 per share of the Acquiror, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Acquiror, after consultation with counsel to the Acquiror, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Acquiror has a bone fide business purpose for not making such information public.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Closing” is defined in the recitals to this Agreement.

“Company” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” is defined in 2.1.2

“Form S-3” is defined in Section 2.3.

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of November 12, 2020, by and among Acquiror, CF Finance Holdings III, LLC and each of the other “Holders” named therein, as amended from time to time in accordance with the terms thereof.

“Founder Securities” means those securities included in the definition of “Registrable Security” specified in the Founder Registration Rights Agreement.

“Holder(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of a Holder permitted under this Agreement and the Lock-Up Agreement.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Institutional Holder” is defined in Section 2.1.1.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Losses” is defined in Section 4.1.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Merger Agreement” is defined in the recitals to this Agreement.

“Piggy-Back Registration” is defined in Section 2.2.1.

“PIPE Securities” means those securities sold to PIPE Investors in accordance with the PIPE Subscription Agreements.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all of the Merger Consideration Shares and any other shares of Acquiror Common Stock beneficially owned by the Holders (including shares of Acquiror Common Stock issued upon the exercise of Assumed Options and the settlement of Assumed RSUs following the Closing). Registrable Securities also include any warrants, capital shares or other securities of Acquiror issued as a dividend, split or other distribution with respect to or in exchange for or in replacement of the foregoing securities or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Acquiror Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Acquiror or the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have ceased to be outstanding; (c) such securities have been sold without registration pursuant to Rule 144; or (d) such securities have been sold to, or through, a broker, dealer or underwriter in a public offering. Notwithstanding anything to the contrary contained herein, a Person shall be deemed to be a “Holder holding Registrable Securities” (or words to that effect) under this Agreement only if they are a Holder or a transferee of the applicable Registrable Securities (so long as they remain Registrable Securities) of any Holder permitted under this Agreement and the Lock-Up Agreement.

“Registration Statement” means a registration statement filed by Acquiror with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requisite Holders” is defined in Section 2.1.1.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time after the Closing, Holders holding at least twenty-five percent (25%) of the Registrable Securities then issued and outstanding (the “Requisite Holders”) may make a written demand for registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”); provided, however, that, the Holder set forth on Schedule 2.1.1 (the “Institutional Holder”) shall be entitled to make a demand for a single such Demand Registration without the consent of any other Holder, and the Institutional Holder shall be deemed to be the Requisite Holders for purposes thereof. Within ten (10) days following receipt of any request for a Demand Registration, Acquiror will notify all other Holders holding Registrable Securities of the demand, and each Holder holding Registrable Securities who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify Acquiror within five (5) days after the receipt by the Holder of the notice from Acquiror. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1, effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holder(s) pursuant to such Demand Registration, including by filing a Registration Statement relating thereto as soon as practicable, but not more than forty-five (45) days immediately after the Company’s receipt of the Demand Registration. Acquiror shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration will not count as a Demand Registration under Section 2.2.1 unless and until a Registration Statement on a Form S-1 or any similar long form registration statement that may be available at such time (“Form S-1”) filed with the SEC with respect to such Demand Registration has been declared effective by the SEC and Acquiror has complied with its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue with such Registration and accordingly notify Acquiror in writing, but in no event later than five (5) days, of such election; provided, further, that Acquiror shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and advise Acquiror as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such underwritten offering and the inclusion of such Demanding Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwritten offering by a majority-in-interest of the Holders initiating the Demand Registration and reasonably acceptable to Acquiror.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises Acquiror and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Acquiror Common Stock or other securities which Acquiror desires to sell and the shares of Acquiror Common Stock or other securities, if any, as to which Registration by Acquiror has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Acquiror who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then Acquiror shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (all pro rata in accordance with the number of securities that each Demanding Holder has requested be included in such registration, regardless of the number of securities held by each such Demanding Holder, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)), that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Founder Securities as to which registration has been requested pursuant to the written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Acquiror Common Stock or other securities that Acquiror desires to sell that can be sold without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Registrable Securities of Holders as to which registration has been requested pursuant to Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the shares of Acquiror Common Stock or other securities for the account of other Persons that Acquiror is obligated to register pursuant to written contractual arrangements with such Persons (other than this Agreement or the Founder Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Securities. In the event that Acquiror securities that are convertible into shares of Acquiror Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such Acquiror securities on an as-converted to Acquiror Common Stock basis.

2.1.5 Withdrawal. A Demanding Holder may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Acquiror and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time after the Closing Acquiror proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Acquiror for its own account or for security holders of Acquiror for their account (or by Acquiror and by security holders of Acquiror including pursuant to Section 2.1 and including within fifteen (15) business days following the Closing pursuant to Section 7.4 of that certain Warrant Agreement dated as of November 12, 2020 by and between the Company and Continental Stock Transfer & Trust Company with respect to the shares issuable upon exercise of certain warrants of the Company subject thereto (the “Public Warrant Shares Registration”), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Acquiror’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of Acquiror, or (iv) for a dividend reinvestment plan, then Acquiror shall (x) give written notice of such proposed filing to Holders holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date or confidential submission date, which notice shall describe the amount and type of securities to be included in such Registration or offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Holders holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Acquiror or another demanding security holder, Acquiror shall use its best efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Acquiror and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. For purposes of this Section 2.2.1, the Institutional Holder shall be deemed to have elected to have its Registrable Securities included in the Public Warrant Shares Registration without any further action required by the Institutional Holder hereunder, subject to the other provisions of this Section 2.2.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering, in good faith, advises Acquiror and Holders holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of shares of Acquiror Common Stock or other Acquiror securities which Acquiror desires to sell, taken together with the shares of Acquiror Common Stock or other Acquiror securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Acquiror Common Stock or other Acquiror securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Acquiror, exceeds the Maximum Number of Securities, then Acquiror shall include in any such registration:

(a) If the registration is undertaken for Acquiror’s account: (i) first, the shares of Acquiror Common Stock or other securities that Acquiror desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Founder Securities as to which registration has been requested pursuant to the written contractual piggy-back registration rights under the Founder Registration Rights Agreement that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Registrable Securities of Holders as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Acquiror Common Stock or other equity securities for the account of other Persons that Acquiror is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement or the Founder Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a “demand” registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the shares of Acquiror Common Stock or other securities for the account of the Demanding Holders, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Founder Securities as to which registration has been requested pursuant to the written contractual piggy-back registration rights under the Founder Registration Rights Agreement that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Acquiror Common Stock or other securities that Acquiror desires to sell that can be sold without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Registrable Securities of Holders as to which registration has been requested pursuant to Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the shares of Acquiror Common Stock or other equity securities for the account of other Persons that Acquiror is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement or the Founder Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Securities;

(c) If the registration is a “demand” registration undertaken at the demand of holders of Founder Securities under the Founder Registration Rights Agreement: (i) first, the Founder Securities for the account of the demanding holders under the Founder Registration Rights Agreement that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Founder Securities as to which registration has been requested pursuant to the written contractual piggy-back registration rights under the Founder Registration Rights Agreement that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Acquiror Common Stock or other securities that Acquiror desires to sell that can be sold without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Registrable Securities of Holders as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the shares of Acquiror Common Stock or other equity securities for the account of other Persons that Acquiror is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement or the Founder Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Securities; and

(d) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1 or the holders of Founder Securities exercising demand registration rights under the Founder Registration Rights Agreement: (i) first, the shares of Acquiror Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Founder Securities as to which registration has been requested pursuant to the written contractual piggy-back registration rights under the Founder Registration Rights Agreement that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Acquiror Common Stock or other securities that Acquiror desires to sell that can be sold without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Registrable Securities of Holders as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the shares of Acquiror Common Stock or other equity securities for the account of other Persons that Acquiror is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement or the Founder Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Securities.

In the event that Acquiror securities that are convertible into shares of Acquiror Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Acquiror securities on an as-converted to Acquiror Common Stock basis.

2.2.3 Withdrawal. Any Holder holding Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Acquiror of such request to withdraw prior to the effectiveness of the Registration Statement. In connection with Section 2.2, Acquiror (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Holder, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Acquiror shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Holders holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.3 Short Form Registrations. After the Closing, Holders holding Registrable Securities may at any time and from time to time, request in writing that Acquiror register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time and applicable to such Holder’s Registrable Securities (“Form S-3”); provided, however, that Acquiror shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, Acquiror will promptly give written notice of the proposed registration to all other Holders holding Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Holders joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from Acquiror; provided, however, that Acquiror shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available to Acquiror for such offering; or (ii) if Holders holding Registrable Securities, together with the holders of any other securities of Acquiror entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $10,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Acquiror is required to effect the registration of any Registrable Securities pursuant to Section 2, Acquiror shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement Acquiror shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on Form S-1, or pursuant to Section 2.3 prepare and file with the SEC a Registration Statement on Form S-3, and shall use its reasonable efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, if during the period starting with the date sixty (60) days prior to Acquiror’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, an Acquiror initiated Registration (and provided that Acquiror has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and Acquiror continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective), (i) the Holders have requested an underwritten Registration and (ii) (A) Acquiror and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer or (B) in the good faith judgment of the Board such Registration would be seriously detrimental to Acquiror and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case Acquiror shall furnish to such Holders a certificate signed by the Chairman of the Board or an executive officer of Acquiror stating that in the good faith judgment of the Board it would be seriously detrimental to Acquiror for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, Acquiror shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that Acquiror shall not defer its obligation in this manner more than once in any 12-month period.

3.1.2 Copies. Acquiror shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Holders holding Registrable Securities included in such registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Holders holding Registrable Securities included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3.1.3 Amendments and Supplements. Acquiror shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act, including all financial statements or schedules, until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Reporting Obligations. As long as any Holders shall own Registrable Securities, the Acquiror, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Acquiror after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.1.4.

3.1.5 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the prospectus included in the Registration Statement, the Acquiror shall, subject to the receipt of the any customary documentation reasonably required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Acquiror shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned sales or transfers.

3.1.6 Notification. After the filing of a Registration Statement, Acquiror shall promptly, and in no event more than five (5) Business Days after such filing, notify Holders holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Acquiror shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Acquirors of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Holders holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Acquiror shall furnish to Holders holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Holders and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.7 State Securities Laws Compliance. Acquiror shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Holders holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Acquiror and do any and all other acts and things that may be necessary or advisable to enable Holders holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Acquiror shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.8 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, Acquiror shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Acquiror in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Holders holding Registrable Securities included in such Registration Statement. No Holder holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.9 Cooperation. The principal executive officer of Acquiror, the principal financial officer of Acquiror, the principal accounting officer of Acquiror and all other officers and members of the management of Acquiror shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential Holders.

3.1.10 Records. Acquiror shall make available for inspection by Holders holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Acquiror, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Acquiror’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Acquiror may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.11 Opinions and Comfort Letters. Acquiror shall obtain from its counsel and accountants customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.12 Earnings Statement. Acquiror shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months beginning with the first day of the Acquiror’s first full calendar quarter after the effective date of a registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC).

3.1.13 Listing. Acquiror shall use its best efforts to cause all Registrable Securities that are shares of Acquiror Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Acquiror are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Holders holding a majority-in-interest of the Registrable Securities included in such registration.

3.1.14 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $50,000,000, Acquiror shall use its reasonable efforts to make available senior executives of Acquiror to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Acquiror of the happening of any event of the kind described in Section 3.1.6(iv), or in the event that the Registration Statement or prospectus included therein containing a misstatement of material fact or omitting to state a material fact, each Holder holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 3.1.6(iv) or until advised in writing that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of the Registration Statement in respect of any registration at any time would require the Acquiror to make an adverse disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Acquiror for reasons beyond the Acquiror’s control, the Acquiror may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shorted period of time, but in no event more than thirty (30) days, determined in good faith by the Acquiror to be necessary for such purpose. In the event the Acquiror exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the noticed referred to above, their use of the prospectus relating to any registration in connection with any sale or offer to sell Registrable Securities. The Acquiror shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.2.

3.3 Registration Expenses. Subject to Section 4, Acquiror shall bear all reasonable costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Acquiror’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Acquiror and fees and expenses for independent certified public accountants retained by Acquiror (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by Acquiror in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by Holders holding a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Acquiror shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, only if the Underwriters require the selling security holders and/or Acquiror to bear the expenses of the Underwriter following good faith negotiations, all selling security holders and Acquiror shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Holders holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Acquiror, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Holders selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Acquiror or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Acquiror. Subject to the provisions of this Section 4.1 below, Acquiror agrees to indemnify and hold harmless each Holder, and each Holder’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, actions, damages or liabilities (collectively, “Losses”), whether joint or several, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Acquiror of the Securities Act or any rule or regulation promulgated thereunder applicable to Acquiror and relating to action or inaction required of Acquiror in connection with any such registration (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of Acquiror, such consent not to be unreasonably withheld, delayed or conditioned); and Acquiror shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such Loss; provided, however, that Acquiror will not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Acquiror, in writing, by such selling holder or Holder Indemnified Party expressly for use therein. Acquiror also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Subject to the provisions of this Section 4.2 below, each Holder selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless Acquiror, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Acquiror by such selling Holder expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the indemnifying Holder, such consent not to be unreasonably withheld, delayed or conditioned, and shall reimburse Acquiror, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Loss. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder in the applicable offering.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the Loss; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party if the Indemnifying Party provides notice of such to the Indemnified Party within thirty (30) days of the Indemnifying Party’s receipt of notice of such claim. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any Loss referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. Any contributions obligation of the Holders shall be several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. RULE 144 and 145.

5.1 Rule 144 and 145. Acquiror covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Holders holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 145 under the Securities Act, as such Rule 144 and 145 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Acquiror represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) Registrable Securities, (ii) Founder Securities and (iii) PIPE Securities, has any right to require Acquiror to register any of Acquiror’s share capital for sale or to include Acquiror’s share capital in any registration filed by Acquiror for the sale of share capital for its own account or for the account of any other Person. The Holders hereby acknowledge that Acquiror has granted resale registration rights to holders of PIPE Securities in the PIPE Subscription Agreements, and that nothing herein shall restrict the ability of Acquiror to fulfill its resale registration obligations under the PIPE Subscription Agreements.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Acquiror hereunder may not be assigned or delegated by Acquiror in whole or in part without the written consent of the Holders holding at a majority of the Registerable Securities held by all Holders. This Agreement and the rights, duties and obligations of Holders holding Registrable Securities hereunder may be freely assigned or delegated by such Holder in conjunction with and to the extent of any transfer of Registrable Securities by such Holder which is permitted by such Holder’s Lock-Up Agreement; provided that no assignment by any Holder of its rights, duties and obligations hereunder shall be binding upon or obligate Acquiror unless and until Acquiror shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Acquiror, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or of any assignee of the Holders. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours of the recipient, (iii) by FedEx or other nationally recognized overnight courier service, or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Acquiror prior to the Closing, to:	With a copy (which will not constitute notice) to:

CF Finance Acquisition Corp. III 110 East 59th Street New York, New York 10022 Attn: Chief Executive Officer Email: CFFinanceIII@cantor.com	Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 Attn: Ken Lefkowitz Email: ken.lefkowitz@hugheshubbard.com

If to Acquiror from and after the Closing to:	With copies (which shall not constitute notice) to:

AEye Holdings, Inc. 1 Park Pl, Dublin, CA 94568 Attn: Chief Executive Officer	DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105
Email: blacorte@aeye.ai	Attn:	Jonathan Axelrad; Jeffrey Selman; John Maselli
	Email:	jonathan.axelrad@us.dlapiper.com; jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

and

CF Finance Holdings III, LLC
110 East 59th Street
New York, New York 10022
Attn: Chief Executive Officer
Email: CFFinanceIII@cantor.com

and

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attn: Ken Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com

If to a Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Acquiror by a Person receiving Merger Consideration Shares in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the Merger Agreement, and the Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any other Ancillary Document or the rights or obligations of the parties under the Founder Registration Rights Agreement.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Acquiror and Holders holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects a Holder in a manner materially and adversely disproportionate to other Holders will also require the consent of such Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 10.7 and 10.14 of the Merger Agreement shall apply to this Agreement mutatis mutandis.

6.10 Termination of Merger Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.11 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement or (B) with respect to any Holder, such Holder ceasing to hold Registrable Securities.

6.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Acquiror:

CF FINANCE ACQUISITION CORP. III

By:
Name:
Title:

{Signature Page to Registration Rights Agreement – CF Finance Acquisition Corp. III – AEye, Inc.}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Holder:

KPCB Holdings, Inc., as Nominee

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Registration Rights Agreement– CF Finance Acquisition Corp. III – AEye, Inc.}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Holder:

Blair LaCorte

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Registration Rights Agreement– CF Finance Acquisition Corp. III – AEye, Inc.}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Holder:

Luis Dussan

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Registration Rights Agreement– CF Finance Acquisition Corp. III – AEye, Inc.}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Holder:

Robert Brown

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Registration Rights Agreement– CF Finance Acquisition Corp. III – AEye, Inc.}

Schedule 2.1.1

KPCB Holdings, Inc.